Exhibit 10.1

Giampaolo Fabbi
Notary in Mantova

Registered in Mantova
On February 9, 2010
Under the number 960, Series 1T
REG.: 168.00
Mort.:
CAT:
STAMP: 15.00
T.S.
TOTAL:
183.00

Fee paid in accordance with the Act number 81 of March 11, 2006 with subsequent modifications Number 69.515 of the minutes    Number 22.403 of the folio

TRANSFER OF THE CAPITAL STOCK OF A LIMITED RESPONSIBILITY COMPANY
THE ITALIAN REPUBLIC

On this third day of the month of February, two thousand ten,
02 03 2010

In Mantova, in my office in Via Fratelli Bandiera number 27,

Before me, Giampaolo Fabbi, Notary in Mantova, registered in this College of Notaries, appeared:

DORIANO FRAGERI, resident of Mantova, intervening in the present Act not personally, but in his capacity of special representative of the United States company:

“ICC World Wide, Inc.”, Company created in the United States of America with the head office at Michelson Drive 2987, Irvine, California USA with the tax domicile elected in Italy in Mantova, Via Cremona number 28.

In accordance with the special power of attorney, conferred on him by the legal representative with the necessary powers, Mr. Richard Keith Lauer, domiciled in Newport Coast, California 92657 (USA), prepared by Notary Public – California, Mr. James J.Sevadjian on January 26, 2010 — which in original, duly approved on January 27, 2010, under the number 775347 by the Foreign Affairs Ministry (Secretary of State of California) in accordance with the Hague Convention of October 5, 1961, attached to the present Act under “A”, constituting its essential and substantial part, with the representative guaranteeing its validity and effectiveness.

TRANSFEROR

Sajid Mahmood, residing in Bologna and a citizen of Great Britain

TRANSFEREE

The appearers, whose personal identification, qualification and signing powers are known to me, the Notary,

WHEREAS

☐            The “ICC World Wide, Inc.” Company is presently the sole shareholder of the whole corporate capital of 100,000.00 Euros (one hundred thousand Euros), fully deposited by the limited responsibility company with a Sole Shareholder, called

☐            “ICC ITALY S.R.L.” Company, with the head office in Mantova, Via Cremona number 28, with company capital of 100,000.00 Euros (one hundred thousand Euros), fully deposited.

☐            The “ICC World Wide, Inc.” Company intends to transfer its whole participation in the above mentioned company and Mr. SAJID MAHMOOD declared that he is prepared to purchase it.

IN VIEW OF ALL THIS

It is agreed and stipulated, as follows:

1)            The “ICC World Wide, Inc.” Company, represented as above, transfers all its stock  with the nominal value of 100,000.00 Euros (one hundred thousand Euros), equal to 100% (one hundred percent) of the corporate capital of the aforementioned company “ICC ITALY S.R.L.” to Mr. Sajid Mahmood, who agrees and purchases the stock ;

2)            The transfer price is agreed and declared to me, the Notary, as 1.00 Euro (one Euro). The transferor declares that he received this amount from the transferee, to whom he issued the receipt to that effect.
PACTS AND CLAUSES

Article 1)          The transferring party certifies that it fully owns the transferred stock and that they are free of any pledge, burden, sequestration third‐party rights, preemptions, or other conditions, and guarantees their full availability assuming the broadest guarantees.

Article 2)          The transferring party declares that it has completed all asset and liability settlements with the company and therefore has nothing to claim from the company or pay to it in connection with the terminated corporate relations.

Article 3)          The stock is transferred and purchased with explicit reference to today’s asset, legal, economic, accounting and tax situation of the Company, which is well known to the transferee and with respect to which the transferor guarantees:

☐            Truthfulness and correctness of balance sheets and assets and liabilities, which the transferee declares as having reviewed before signing the present document;

☐            Fulfilling of all tax, social insurance and administrative obligations related to the company activity;

☐            Absence of third party claims or litigations with private entities or public administrations;

☐            Absence of obstacles to carrying out of company activities;

☐            complete discharge of the transferred stock.

Article 4)          The present Act will be deposited through registration in accordance with second Subsection of Section 2470 of the Civil Code.

Article 5)          As a result of the aforementioned transfer, the corporate capital of the limited responsibility company with a sole shareholder “ICC ITALY S.R.L.” with the nominal amount of 100,000.00 Euros (one hundred thousand Euros) is fully owned by Mr. Sajid Mahmood, sole shareholder, who will complete the formalities, required by law.

Article 6)          The costs, dues and taxes of this Act and those resulting from it shall be paid by the Transferee. The appearer exempted me from the obligation of reading the Attachment. I, the Notary, received and published the present Act as requested. I verified the intentions of both parties and explained the content of the present Act at the time of its preparation. I read the Act to the parties, who found it corresponding to their wishes, approved and signed it with me, the Notary, at one fifty PM. This Act, prepared using electronic means in permanent ink by my trusted assistant, acting under my personal guidance, consists of one sheet of paper: one full page and part of the reverse, up to this point.

Signed:

DORIANO FRAGERI

SAJID MAHMOOD

GIAMPAOLO FABBI, Notary (Stamp).